Exhibit 99.1

TURNING POINT BRANDS AND STANDARD DIVERSIFIED INC. ANNOUNCE MERGER TRANSACTION

NEW YORK, NY, April 8, 2020 – Turning Point Brands, Inc. (the “TPB”) (NYSE: TPB) and Standard Diversified Inc. (“SDI”) (NYSE: SDI) announced today that they have entered into a definitive agreement under which SDI will be merged into a wholly-owned subsidiary of TPB in a tax-free downstream merger, in a transaction first announced by the companies in November 2019.

Under the terms of the agreement, the holders of SDI’s Class A Common Stock and SDI’s Class B Common Stock (collectively, the “SDI Common Stock”) will receive in the aggregate, in return for their SDI Common Stock, TPB Voting Common Stock (“TPB Common Stock”) at a ratio of 0.97 of a share of TPB Common Stock for each share of TPB Common Stock held by SDI.

SDI has divested, or will prior to the merger divest, its assets of SDI other than its TPB Common Stock and has agreed that its net liabilities at closing will not exceed $25,000. These divestitures include the disposition of SDI’s interest in Maidstone Insurance Company (“Maidstone”), through a disposition to the New York State Department of Financial Services (“NYSDFS”), and the disposition of its interest in Standard Outdoor LLC (“Standard Outdoor”) through a sale transaction.   Maidstone is currently subject to an Order of Liquidation filed by the NYSDFS on January 14, 2020 and approved by the Supreme Court of the State of New York, County of Nassau, on February 13, 2020. At such time, the control and assets of Maidstone vested with the NYS Liquidation Bureau and were no longer under SDI’s control, and all Maidstone assets and liabilities were removed from SDI’s financial statements.  On April 7, 2020, SDI entered in a definitive agreement with Billboards LLC, a wholly-owned subsidiary of SDI’s largest stockholder, whereby SDI sold all of its equity interests in Standard Outdoor.

Each of TPB and SDI appointed a special committee to negotiate the merger, composed of independent, disinterested directors.  Each special committee appointed its own independent legal counsel and financial advisors.  After receiving the favorable recommendation of their respective special committees, the Boards of Directors of both companies approved the transaction, which is subject to, customary closing conditions, including approval by holders of a majority of the aggregate voting power of the SDI Common Stock and the receipt of any applicable regulatory approvals.  The Board of Directors of SDI has recommended that its stockholders vote in favor of the transaction.  The companies expect the transaction to close in the summer of 2020.

Duff & Phelps, LLC served as financial advisor to the TPB special committee and Houlihan Lokey, Inc. served as financial advisor to the SDI special committee.

About Turning Point Brands, Inc.

Louisville, Kentucky-based Turning Point Brands, Inc. (NYSE: TPB) is a leading U.S. provider of Other Tobacco Products and adult consumer alternatives. TPB, through its focus brands generates solid cash flow which it uses to finance acquisitions, increase brand support and strengthen its capital structure. TPB does not sell cigarettes. More information about the company is available at its corporate website, www.turningpointbrands.com.

About Standard Diversified Inc.

Standard Diversified Inc. is a holding company that owns and operates subsidiaries in a variety of industries. For more information about the Company, please visit the Company’s website at www.standarddiversified.com.

Caution Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by phrases such as “plan,” “target,” “goal,” “believes,” “intends,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import or future or conditional verbs such as will, may, might, should, would, could, or similar variations. Similarly, statements herein that describe the merger, including its financial and operational impact, and other statements of the parties’ or management’s plans, expectations, objectives, projections, beliefs, intentions, goals, and statements about the benefits of the merger, the expected timing of completion of the merger, and other statements that are not historical facts are also forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of TPB or SDI stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the unpredictability of the commercial success of TPB’s businesses or operations; the effects of dispositions of businesses or assets; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transactions; competitive responses to the transactions; the ability of the parties to consummate the merger on a timely basis or at all and the satisfaction of the conditions precedent to consummation of the merger, including, but not limited to, approval by SDI’s stockholders; the possibility that the transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the ability of TPB to implement its plans, forecasts and other expectations with respect to TPB’s business after the completion of the merger; business disruption following the transaction; the merger may not be completed on the timeframe expected or at all; diversion of management’s attention from ongoing business operations and opportunities; litigation relating to the transactions and the other risks and important factors contained and identified in SDI’s and TPB’s filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements, the registration statement on Form S-4 to be filed by TPB and the proxy statement of SDI with respect to the vote of its stockholders to approve the transactions (to be included as part of the TPB’s registration statement on Form S-4). As a result of these and other risks, the merger may not be completed on the timeframe expected or at all.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither TPB nor SDI assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Additional Information

In connection with the merger, TPB will file a registration statement on Form S-4, which will include a document that serves as a prospectus of TPB and a proxy statement of SDI (the “proxy statement/prospectus”), and each party will file other documents regarding the merger with the SEC.  The proposed merger involving TPB and SDI will be submitted to SDI’s stockholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND SECURITY HOLDERS OF SDI AND TPB ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be sent to SDI stockholders.  Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from TPB or SDI. The documents filed by TPB with the SEC may be obtained free of charge at TPB’s website at www.turningpointbrands.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from TPB by contacting TPB’s Investor Relations department at (502) 774-9238. The documents filed by SDI with the SEC may be obtained free of charge at SDI’s website at www.standarddiversified.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from SDI by requesting them by mail at Standard Diversified Inc., 767 5th Ave., 12th Floor, New York, NY 10153, Attention: Investor Relations, Telephone (212) 836-9606.

Participants in the Solicitation

TPB and SDI and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information about TPB’s directors and executive officers is available in TPB’s proxy statement dated March 19, 2020, for its 2020 annual meeting of stockholders. Information about SDI’s directors and executive officers is available in SDI’s Form 10-K/A filed with the SEC on April 29, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from TPB or SDI as indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Contact Information

For Turning Point Brands, Inc.: Robert Lavan, Senior Vice President, CFO / ir@tpbi.com / (502) 774-9238
For Standard Diversified Inc.: Adam Prior, The Equity Group, Inc. / aprior@equiyny.com / (212) 836-9606